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                                                                  Exhibit (3)(a)











                         FIRST UNION REAL ESTATE EQUITY

                            AND MORTGAGE INVESTMENTS









                              AMENDED AND RESTATED
                              DECLARATION OF TRUST

                       (AS AMENDED THROUGH MARCH 6, 2001)





First Union 3-01 Exh (3)(a)

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                                TABLE OF CONTENTS

ARTICLE I
         NAME OF TRUST - TITLE TO TRUST PROPERTY...............................................................1
         ---------------------------------------
         Section 1.1.   Name of the Trust......................................................................1
         Section 1.2.   Title to Trust property................................................................1
         Section 1.3.   Purposes of Trust......................................................................2

ARTICLE II
         POWERS AND AUTHORITY OF TRUSTEES......................................................................2
         --------------------------------
         Section 2.1.   General................................................................................2
         Section 2.2.   Power to Acquire, Hold and Dispose of Real and Personal property.......................3
         Section 2.3.   Power to Acquire, Hold and Dispose of Securities.......................................3
         Section 2.4.   Name in Which Title Held...............................................................3
         Section 2.5.   Power to Borrow, Mortgage and Pledge...................................................3
         Section 2.6.   Power to Lend and Invest...............................................................4
         Section 2.7.   Power to Pay Taxes.....................................................................4
         Section 2.8.   Power to Transfer Trust to Corporation.................................................4
         Section 2.9.   Power as to Securities.................................................................4
         Section 2.10.  Power to Delegate......................................................................4
         Section 2.11.  General Power to Enforce and Collect Securities........................................5
         Section 2.12.  Power to Incur Expenses, Appoint and Employ Officers and Agents........................5
         Section 2.13.  Power to Endorse and Guarantee.........................................................5
         Section 2.14.  Power as to Bank Deposits..............................................................6
         Section 2.15.  Power to Determine Capital and Income..................................................6
         Section 2.16.  Power to Value Trust Property and Keep Books...........................................6
         Section 2.17.  Power to Solicit Proxies etc. .........................................................6

ARTICLE III
         LIMITATIONS OF LIABILITY OF BENEFICIARIES, TRUSTEES AND OTHERS........................................7
         --------------------------------------------------------------
         Section 3.1.   No Personal Liability of Beneficiaries.................................................7
         Section 3.2.   Trustee's Liability Other Than to the Trust or Beneficiary.............................7
         Section 3.3.   Trustee's Liability to Trust and Beneficiaries -
                        Indemnification and Expense - Bond and Security........................................8
         Section 3.4.   No Implied Covenants or Obligations to be Read Into
                        this Instrument; Trustees' Right to Rely on Investment
                        Advisers and Counsel and Accountants...................................................9

ARTICLE IV
         SHARES OF BENEFICIAL INTEREST........................................................................10
         -----------------------------
         Section 4.1.   Shares $1 Par Value; Non-Assessable and Not Limited in Number.........................10
         Section 4.2.   Shares Certificates...................................................................10

First Union 3-01 Exh (3)(a)


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
         Section 4.3.   Issue of Shares.......................................................................11
         Section 4.4.   Trustees Right to Own Shares..........................................................11
         Section 4.5.   Indemnification of Underwriters.......................................................11
         Section 4.6.   Change of Number of Issued Shares of Beneficial Interest..............................11

ARTICLE V
         RECORD AND TRANSFER OF SHARES........................................................................12
         -----------------------------
         Section 5.1.   Register of Shares - Record Owners....................................................12
         Section 5.2.   Transfer Agents and Registrars........................................................12
         Section 5.3.   Deposit of Certificates with Transfer Agents..........................................12
         Section 5.4.   Transfer on Records of Trust..........................................................13
         Section 5.5.   Transfer by Operation of Law..........................................................13
         Section 5.6.   Joint Owners of Shares................................................................13
         Section 5.7.   Duty of Trustees in Share Transfers...................................................14
         Section 5.8.   Lost Certificates.....................................................................14
         Section 5.9.   Regulations on Transfer...............................................................14

ARTICLE VI
         CHARACTERISTICS OF SHARES............................................................................14
         -------------------------
         Section 6.1.   Trustees in Complete Control..........................................................14
         Section 6.2.   Trust Not Affected by Death of Beneficiary............................................15
         Section 6.3.   Shares Held by Trust..................................................................15

ARTICLE VII
         MEETINGS OF BENEFICIARIES............................................................................15
         -------------------------
         Section 7.1.   Annual and Special Meetings Call......................................................15
         Section 7.2.   Notice of Meetings....................................................................15
         Section 7.3.   Beneficiaries Cannot Bind Trustees....................................................15
         Section 7.4.   Closing Transfer Books - Record Date..................................................16
         Section 7.5.   Voting................................................................................16
         Section 7.6.   Report at Annual Meeting..............................................................16
         Section 7.7.   Inspection of Records.................................................................16

ARTICLE VIII
         TRUSTEES.............................................................................................17
         --------
         Section 8.1.   Number of Trustees....................................................................17
         Section 8.2.   Election of Trustees; Terms of Office.................................................17
         Section 8.3.   Resignation and Removal...............................................................17
         Section 8.4.   Filling Vacancy.......................................................................18
         Section 8.5.   Trust Continues.......................................................................18
         Section 8.6.   Trustees' Meetings and Action.........................................................18
         Section 8.7.   Trustees' Compensation................................................................19
         Section 8.8.   By-Laws of Trust......................................................................19
         Section 8.9.   Executive Committee...................................................................19

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
         Section 8.10.  Trustee's Other Business Activities...................................................19


ARTICLE IX
         DISTRIBUTIONS TO BENEFICIARIES.......................................................................19
         ------------------------------
         Section 9.1.   Trustees May Make Distributions.......................................................19
         Section 9.2.   Retained Amounts......................................................................20
         Section 9.3.   Information to Beneficiaries..........................................................20

ARTICLE X
         AMENDMENT OF TRUST...................................................................................20
         ------------------
         Section 10.1.  Amendment.............................................................................20

ARTICLE XI
         MISCELLANEOUS. ......................................................................................21
         -------------
         Section 11.1.  Failure to Qualify as Real Estate Investment Trust....................................21
         Section 11.2.  Laws of Ohio Govern...................................................................21
         Section 11.3.  Counterparts..........................................................................21
         Section 11.4.  Certifications........................................................................22
         Section 11.5.  Recording.............................................................................22
         Section 11.6.  Annual Financial Statements...........................................................22
         Section 11.7.  Information on Share Ownership........................................................23
         Section 11.8.  Fiscal Year...........................................................................23
         Section 11.9.  Notices...............................................................................23
         Section 11.10. Contingent Powers of Beneficiaries....................................................23
         Section 11.11. Investment Policy.....................................................................24
         Section 11.12. Notices on Distributions..............................................................26
         Section 11.13. Transactions with Interested Parties..................................................26
         Section 11.14. Advisers..............................................................................26
         Section 11.15. Limitation on Expenses................................................................27
         Section 11.16. Appraisals............................................................................27
         Section 11.17. Prohibited Investments................................................................27
         Section 11.18. Prohibited Activities.................................................................27
         Section 11.19. Qualification as a Real Estate Investment Trust.......................................28
         Section 11.20. Purpose of Article and Section Headings...............................................28
         Section 11.21. Controlling Effect of Article XI......................................................28
         Section 11.22. Trustees' Power to Incur Indebtedness and Other Obligations
                        - Limitations Thereon.................................................................28
         Section 11.23. Trustees' Power to Invest in New Buildings and Partnerships,
                        Joint Ventures and Unimproved Land for New Buildings..................................29
         Section 11.24. Trustees' Power to Invest in Real Estate Mortgages and
                        in Certain Evidences of Indebtedness..................................................30
         Section 11.25. Options Respecting Trust Securities...................................................30
         Section 11.26. Authority of Trustees to Authorize Additional Restrictions............................30

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
         Section 11.27. Authority of Trustees to Authorize Certain Investment,
                        Financing and Other Activities........................................................31


ARTICLE XII
         DURATION OF THE TRUST ...............................................................................31
         ---------------------
         Section 12.1.  Term of Trust.........................................................................31
         Section 12.2.  Merger; Sale of Trust Property........................................................32
         Section 12.3.  Liquidation...........................................................................32





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FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
AMENDED AND RESTATED DECLARATION OF TRUST
(As amended through March 6, 2001)
================================================================================

BY THIS AMENDED AND RESTATED DECLARATION OF TRUST, effective March 6, 2001, amending the Amended Declaration of Trust made August 1, 1961, and thereafter amended from time to time through November 16, 1999 (said Amended and Restated Declaration of Trust, as heretofore and hereby amended, being referred to herein as "this Declaration") by such persons as may from time to time be Trustees:

The Trustees of First Union Real Estate Equity and Mortgage Investments hereby agree and declare that they will hold all property of every type and description which they have acquired or may hereafter acquire as such Trustees, together with the proceeds thereof and the rents an other income therefrom, IN TRUST, on the terms and conditions set forth in this Declaration, for the benefit of the holders from time to time of the certificates representing the shares of beneficial interest in the Trust property issued by the Trust.

Where the context permits, "Beneficiaries" shall mean the record holders from time to time of shares of beneficial interest in the Trust property, "Trustees" or "Trust" shall mean William A. Ackman, Daniel J. Altobello, Bruce R. Berkowitz, Jeffrey P. Citrin, Talton R. Embry, William A. Scully and Steven S. Snider, and any successor or additional trustees who shall be appointed and duly qualify, so long as they shall continue as such duly qualified trustees, and said terms shall refer to such persons in their capacity as trustees and not in their individual capacities and shall not include the officers, agents, representatives or Beneficiaries of the Trust, and "Trust Property" shall mean the property from time to time subject to this Declaration.

ARTICLE I
NAME OF TRUST - TITLE TO TRUST PROPERTY

SECTION 1.1.    NAME OF THE TRUST.

The name of this Trust shall be: "First Union Real Estate Equity and Mortgage Investments" and, so far as may be practicable, the business of the Trust shall be conducted in that name, the trade name "First Union", or such other trade name as the Trustees may adopt in order to satisfy governmental regulation. The Trustees may make and execute deeds, mortgages, leases, contracts, and other instruments, acquire, mortgage, lease, convey and transfer real or personal property, and sue and be sued under any of the aforesaid names.

SECTION 1.2.    TITLE TO TRUST PROPERTY.

Legal title to all Trust property shall be vested in the Trustees, and held by and transferred to the Trustees, except as provided in Section 2.4 or elsewhere herein.


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SECTION 1.3.    PURPOSES OF TRUST.

Notwithstanding anything to the contrary contained in this Declaration of Trust, the purposes of the Trust hereby created shall be to purchase, acquire, hold, improve, lease, sell or mortgage or otherwise encumber real property or real and personal property or interests in real or personal property, to receive the income, interest, rents and profits thereof, and to reinvest them or distribute them, in accordance with the provisions of this Declaration of Trust, to the holders of beneficial interests in the Trust.

ARTICLE II
POWERS AND AUTHORITY OF TRUSTEES

SECTION 2.1.    GENERAL.

The Trustees shall have, without prior or further authorization, absolute and exclusive power, control and authority over the Trust property held by them at any time hereunder, over the management and disposition thereof, and over the management and conduct of the business of the Trust to the same extent as if the Trustees were the sole owners of such property and business in their own right, free from any power of control on the part of the Beneficiaries, subject only to the limitations herein expressly stated. No person (the word "person" whenever used in this Declaration, except where the context otherwise requires, shall be deemed to mean any individual, individuals, association, trust, partnership, corporation, or other entity) shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representative. No investment or reinvestment of the Trust property hereunder shall be deemed improper because of its speculative character, whether or not the same be producing income or be of the kind commonly regarded by law as proper investments for trust funds, or because a greater proportion of the Trust property is invested therein that is usual for trustees.

The Trustees shall have all powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which they may deem necessary or desirable to that end, although such matters or things are not herein specifically mentioned. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of owners to the Trustees.

Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include the powers enumerated below in this Declaration; provided however, that the powers granted in this Declaration are subject to and limited by the provisions of Article XI hereof.

SECTION 2.2.    POWER TO ACQUIRE, HOLD AND DISPOSE OF REAL AND PERSONAL
                PROPERTY.

The Trustees shall have power for such consideration and on such terms and conditions as they may deem proper, through the issuance of shares of beneficial interest in the Trust property or


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through the issuance of notes, debentures, bonds, or other obligations of the
Trust, for cash, or otherwise, to purchase or acquire, to hold, manage, improve, lease (including building leases, part of the consideration for which is the building on or adding to the premises by the lessee) for any term, whether or not extending beyond the possible termination of the Trust, to rent, convey, sell, option, exchange, mortgage (with or without power of sale), release, partition, or otherwise deal in personal property or in real estate of any type and description, including fee, leasehold, mortgage, ground rent and any other type of interest therein, and/or buildings and structures and tangible personal property of any type and description situated thereon or elsewhere, to adjust boundaries and grant or obtain easements or options with or without consideration, and to erect, construct, alter, repair, demolish or otherwise physically affect any buildings or structures of any type or description.

SECTION 2.3.    POWER TO ACQUIRE, HOLD AND DISPOSE OF SECURITIES.

The Trustees shall have power, for such consideration and on such terms and conditions as they may deem proper, through the issuance of shares of beneficial interest in the Trust property, through the issuance of notes, debentures, bonds, or other obligations or securities of the Trust, for cash, or otherwise to acquire, and to hold, sell, exchange, pledge, collect and pay, stocks, bonds, notes, certificates of indebtedness, debentures, mortgages (first or otherwise), bank acceptances, drafts, certificates of interest, securities, obligations, and in general any property or rights (legal or equitable) owned, held, created, or issued by or representing an interest in any corporation, business trust (including the business trust created by these presents), trust, partnership, or other organization whether domestic or foreign, any individual, the United States of America or any of the several states or territories or any political subdivisions or agencies thereof, or foreign governments or political subdivisions thereof.

SECTION 2.4.    NAME IN WHICH TITLE HELD.

The Trustees shall have power to cause legal title to (or evidences of title to) any property of this Trust to be held in the name of the Trust, of one or more of the Trustees or of any other person, on such terms, in such manner, and with such powers as the Trustees hereunder may determine and without disclosure that the Trustees are interested therein).

SECTION 2.5.    POWER TO BORROW, MORTGAGE AND PLEDGE.

The Trustees shall have power to borrow money for the purposes of this Trust, to give notes, debentures, bonds, and other negotiable or nonnegotiable instruments of this Trust therefor, to enter into other obligations on behalf of the Trust, and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure any of the foregoing.


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SECTION 2.6.    POWER TO LEND AND INVEST.

The Trustees shall have power to lend money (other than to Beneficiaries, officers, employees, or Trustees of the Trust) and to invest and reinvest any funds of the Trust as they shall deem wise; and to create a reserve fund or reserve funds for such purposes as the Trustees deem advisable and invest or reinvest the same in such manner as they may deem best.

SECTION 2.7.    POWER TO PAY TAXES.

The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Trustees individually or collectively in connection with the Trust property, or upon or against the Trust property or any part thereof; and for any of the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees as necessary or desirable.

SECTION 2.8.    POWER TO TRANSFER TRUST TO CORPORATION.

The Trustees shall have power to cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, association, or other organization to take over the Trust property or any part or parts thereof or to carry on any business in which this Trust shall directly or indirectly have any interest, and to sell, convey, and transfer the Trust property or any part or parts thereof to any such corporation, trust, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, association or organization, or any corporation, trust, partnership, association, or organization in which this Trust holds or is about to acquire shares or any other interest.

SECTION 2.9.    POWER AS TO SECURITIES.

The Trustees shall have power to exercise all the rights, powers, and privileges appertaining to the ownership of all or any securities forming part of the Trust property to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote, or give any consent, request, or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and may include the exercise of discretionary powers.

SECTION 2.10.   POWER TO DELEGATE.

Except as otherwise provided herein, the Trustees shall have power to delegate from time to time to such one or more of their number, or to such other person or persons as the Trustees may deem appropriate, the doing of such things and the execution of such deeds or other instruments either in the names of all the Trustees or as the Trust's agents, officers, employees, attorneys or representatives, as the Trustees may from time to time deem expedient.


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SECTION 2.11.   GENERAL POWER TO ENFORCE AND COLLECT SECURITIES.

The Trustees shall have power to collect, sue for, receive and receipt for all sums of money coming due to this Trust, to consent to the extension of the time for payment of, to waive defaults in respect of, or to consent to the renewal of any bonds or other securities or obligations, and to engage or intervene in, prosecute, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands, or things relating to the Trust property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustees, or other persons, any stocks, shares, or bonds, or other securities or obligations of any corporation, trust, association, or other organization, the securities of which form a part of the Trust property, for the purposes of any reorganization of any such corporation, trust, association, or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stocks, shares, bonds, or other securities or obligations and to pay any assessment levied in connection with such reorganization or arrangements; and to give time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements, and other instruments; and to pay or satisfy any debts or claims upon evidence that the Trustees think sufficient.

SECTION 2.12.   POWER TO INCUR EXPENSES, APPOINT AND EMPLOY OFFICERS AND AGENTS.

The Trustees shall have power to incur and pay from the Trust property, or reimburse other for payments made in connection with, any charges or expenses which, in the opinion of the Trustees, are necessary or incidental to, or proper for the organizing or financing of the Trust or for the carrying out of any of the purposes of the Trust without regard to whether such charges or expenses are for services rendered before or after the execution of this Declaration and without regard to any interest of any Trustee in such payment; to employ such clerical assistance as they deem necessary to the transaction of the business of the Trust; to appoint, engage, or employ officers and other persons, firms or corporations, including consultants, accountants, technical, financial, real estate or investment advisers or managers, attorneys, real estate agents or brokers, corporate fiduciaries, depositories, transfer agents for the transfer of shares in the Trust, registrars, underwriters, investment bankers, or others for the sale of shares or securities of, or financing of, the Trust; and to fix their titles, duties, periods of employment and compensation. The same persons may be employed in multiple capacities and may receive compensation from the Trust in as many capacities as they may be engaged or employed by the Trust, and the Trustees, or any of them, may be the persons, or be interested in the persons, so employed.

SECTION 2.13.   POWER TO ENDORSE AND GUARANTEE.

The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or enter into other obligations therefor; and to mortgage and pledge the real and personal property of the Trust or any part thereof to secure any or all of such obligations provided that no such endorsement,

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guaranty, or suretyship shall relate to the individual obligation of any officer, employee or Trustee of the Trust.

SECTION 2.14.   POWER AS TO BANK DEPOSITS.

The Trustees shall have power to deposit any moneys or securities included in the Trust property with any one or more banks, trust companies, or other banking institutions deemed by the Trustees to be responsible, without regard to whether such accounts will earn interest, such moneys or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the person with whom the moneys or securities have been deposited properly to account for the moneys or securities so deposited.

SECTION 2.15.   POWER TO DETERMINE CAPITAL AND INCOME.

The Trustees shall have power to determine conclusively whether any monies, securities, or other properties of the Trust are for the purposes of the Trust to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of the provision such moneys, securities, or other properties would be regarded as capital or as income and whether or not in the absence of this provision such expense or disbursement would ordinarily be charged to capital or to income.

SECTION 2.16.   POWER TO VALUE TRUST PROPERTY AND KEEP BOOKS.

The Trustees shall have power from time to time to determine conclusively the value of, and to revalue, any of the real estate, securities, or other properties of this Trust and any services, securities, property or other consideration hereafter to be acquired by this Trust in accordance with such appraisals or other information as they deem satisfactory, and in accordance with methods of valuation consistently applied; and to keep the books of the Trust and render reports to the Beneficiaries of the Trust on the basis of the figures so adopted.

SECTION 2.17.   POWER TO SOLICIT PROXIES ETC.

The Trustees shall have power to solicit proxies of the Beneficiaries, to adopt and use a seal, and to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and to change from time to time the fiscal year or method or form of accounts.










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ARTICLE III
LIMITATIONS OF LIABILITY OF BENEFICIARIES, TRUSTEES AND OTHERS

SECTION 3.1.    NO PERSONAL LIABILITY OF BENEFICIARIES.

No Beneficiary of this Trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, in connection with Trust property or the affairs of this Trust, nor shall any Beneficiary be liable to assessment in connection therewith. The Trustees shall have no power to bind the Beneficiaries personally, and all persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with Trust property or the affairs of this Trust, whether rounded upon any debt, demand, judgment, decree or obligation of any nature whatsoever against or incurred by the Trust, or by the Trustees, or by any officer, employee, or agent thereof.

The Trustees shall maintain such insurance against possible liability on the part of the Trust and on the part of the Beneficiaries and any officers or Trustees of the Trust in the course of trust business as the Trustees in their sole discretion deem to be appropriate to protect the Trust property, the Beneficiaries and the officer or Trustees of the trust.

In every written order, contract, bond, note, mortgage, instrument or obligation given or executed by the Trustees or with their authority, the Trustees shall cause to be inserted a provision that the Beneficiaries shall not be personally liable and that the other party shall look solely to the property of the Trust for the payment of any claim thereunder. The omission, however, of such provision from any such document or instrument shall not affect the validity thereof or render the Beneficiaries personally liable thereon, nor shall the Trustees or any officer, employee or agent of the Trust be liable for such omission, nor shall such omission in any way affect any right of the Trustees or Beneficiaries to indemnification from the Trust property.

SECTION 3.2.    TRUSTEE'S LIABILITY OTHER THAN TO THE TRUST OR BENEFICIARY.

No Trustee, officer, employee or agent of this Trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, to others than the Trust or the Beneficiaries in connection with Trust property or the affairs of this Trust; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with Trust property or the affairs of this Trust. If the Trustees, as Trustees, are made parties to any suit or proceedings to enforce any such obligation or liability, they shall not on account thereof be held to any personal liability.


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


SECTION 3.3. TRUSTEE'S LIABILITY TO TRUST AND BENEFICIARIES - INDEMNIFICATION AND EXPENSE - BOND AND SECURITY.

No Trustee, officer, employee or agent of this Trust shall be personally liable for any act or omission of any other Trustee (including without limitation the failure to compel in any way any former or acting or future Trustee to redress any breach of trust), officer, employee or agent. Except for such of his own acts as constitute bad faith, willful misfeasance, or willful disregard of his duties, and except as otherwise prohibited by law, each Trustee, officer, employee or agent of the Trust shall be indemnified and held harmless from and against, and reimbursed for any and all loss, cost, liability, obligation and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding whether civil, criminal, administrative or investigative (including, without limitation, any action brought by or in the right of the Trust), arising out of or in connection with Trust property or the affairs of the Trust or which he may suffer because he is or was or consented to become a Trustee, officer, employee or agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another corporation or enterprise.

The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of this Trust to indemnify or reimburse such Trustee, officer, employee or agent in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such rights of a Trustee to contribution as may be available under applicable law. The Trustees may make advance payments in connection with indemnification under this section provided that the indemnified Trustee, officer, employee or agent of the Trust shall have given a written undertaking to repay such amount in the event that it is ultimately determined that he is not entitled to such indemnification for such amounts under applicable law, this Declaration of Trust, any agreement entered into pursuant to this Section 3.3 or otherwise.

In order to carry out the intent and purposes of this section, and to assure the Trust's performance of its obligations hereunder, the Trust shall have the power to enter into agreements with Trustees, officers, employees or agents designated by the Trustees, without specific approval thereof by the shareholders of this Trust. The terms of any such agreements need not be identical to the terms of any other such agreement and any such agreement which had been entered into may subsequently be amended or changed by mutual agreement of the parties thereto, without specific approval thereof by the shareholders of the Trust.

The Trust shall have the power to dedicate the assets of the Trust to establish arrangements for funding its indemnification obligations under this section, including but not limited to depositing assets in trust funds, obtaining bank letters of credit in favor of indemnified persons or entities, establishing specific reserve accounts and otherwise funding special self-insurance arrangements for these purposes.

No Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.



First Union 3-01 Exh (3)(a)             8

SECTION 3.4. NO IMPLIED COVENANTS OR OBLIGATIONS TO BE READ INTO THIS INSTRUMENT; TRUSTEES' RIGHT TO RELY ON INVESTMENT ADVISERS AND COUNSEL AND ACCOUNTANTS.

GENERAL RIGHT TO RELY.

Without in any respect relieving the Trustees of this Trust from liability for bad faith, willful misfeasance, negligence, or willful disregard of their duties, it is expressly agreed that

(1) The duties and obligations of the Trustees shall be determined solely by the express provisions of this instrument and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this instrument and no implied duties or obligations shall be read into this instrument, and

(2) The Trustees are authorized to rely conclusively, as to the truth of the statements and the correctness of the opinions and facts expressed therein, upon any opinion or statements furnished to the trustees by the Trust's investment advisers. The Trustees of this trust shall not incur any personal liability whatsoever for their reliance on such opinions and statements and/or any action or lack of action based on such opinions or statements.

(3) The Trustees may consult with counsel and independent public accountants selected by the Trustees and the opinion of such counsel or independent public accountants shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustees in accordance with or based on the opinion of such counsel or independent public accountants.

(4) The Trustees shall incur no personal liability whatsoever in acting upon any demand, notice, request, opinion, consent, waiver, certificate, document, statement of facts or instrument believed by them to be genuine or to have been signed or presented by the proper persons or properly or duly made.



First Union 3-01 Exh (3)(a)             9

ARTICLE IV
SHARES OF BENEFICIAL INTEREST

SECTION 4.1.    SHARES $1 PAR VALUE; NON-ASSESSABLE AND NOT LIMITED IN NUMBER.

Beneficial interest in the Trust property shall be divided into and represented by shares issued to Beneficiaries hereunder which shares shall be of $1 par value. All such shares shall be non-assessable and non-redeemable and shall be of the same class with equal voting, distribution, liquidation and other rights. There shall be no limit on the number of shares which the Trust is authorized to issue. The Trustees shall initially issue 1,060,000 shares for such consideration, not less than par value, and on such terms as may be determined by the persons designated in this Declaration as original Trustees. Certificates for the initial shares shall be in the form provided in the By-Laws and shall be signed on behalf of the Trust by the facsimile signature of the two original Trustees and shall be countersigned by the Transfer Agent and Registrar. The Transfer Agent for the shares shall be The Union Commerce Bank, of Cleveland, Ohio, and the Registrar shall be The Cleveland Trust Company, Cleveland, Ohio, or such other persons as may be appointed by the Trustees.

SECTION 4.2.    SHARES CERTIFICATES.

Every Beneficiary shall be entitled to receive a transferable certificate, in such form as the Trustees shall from time to time approve, specifying the number of shares of beneficial interest in the Trust property held by him. The certificates in the form so approved shall be treated as negotiable, and title thereto and to the shares represented thereby shall be transferred by delivery thereof endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby or by delivery of the certificate and of a separate document containing either a written assignment of the certificate or a power of attorney to sell, assign or transfer the certificate or the shares represented thereby, which separate document is signed by the person appearing by the certificate to be the owner of the shares represented thereby, and which assignment or power of attorney is either in blank or to a specified person. Unless otherwise determined by the Trustees, such certificates shall be signed, manually or by facsimile, by one or more of the Trustees or officers of this Trust designated for that purpose from time to time by the Trustees by instrument in writing filed with the transfer agent and registrar, if any, and shall be countersigned by a transfer agent, and registered by a registrar, if any. mere shall be filed with each transfer agent and registrar, if any, a certified copy of the form of certificate so approved by the Trustees, and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers or Trustees of this Trust who shall have signed certificates shall cease to be such Trustees or officers before the certificates so signed shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the persons who signed such certificates had not ceased to be such officers or Trustees of this Trust. The Trustees may in their discretion authorize certificates to be signed or authenticated by the facsimile signature of the Trustees or officers who are authorized to sign such certificates; provided that any certificate signed or


First Union 3-01 Exh (3)(a)             10
authenticated by the facsimile signature of an officer or Trustee shall not be valid unless countersigned by a transfer agent and registered by a registrar, if any.

SECTION 4.3.    ISSUE OF SHARES.

The Trustees in their discretion may from time to time without vote of the Beneficiaries issue shares of this Trust, in addition to the then issued and outstanding shares and shares, if any, held in the treasury, to such party or parties and for such property or consideration, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (real, personal, or mixed) and businesses, and no prior offering thereof to any Beneficiaries need be made.

SECTION 4.4.    TRUSTEES RIGHT TO OWN SHARES.

A Trustee may acquire, hold or dispose of shares in the Trust for his individual account or the account of another and may exercise all rights of a Beneficiary to the same extent as though he were not Trustee.

SECTION 4.5.    INDEMNIFICATION OF UNDERWRITERS.

Without in any way limiting the generality of the other applicable provisions of this Declaration, it is expressly understood that the Trustees shall have power in connection with the sale of shares or securities of the Trust, to indemnify and save harmless, or to obtain insurance to indemnify and save harmless, any underwriter, dealer or other participant in the purchase or distribution of securities of the Trust (including persons in whom a Trustee or officer has an interest), in respect of such matters, in such amounts and for such periods of time as the Trustees shall, in their sole discretion, determine to be necessary or desirable.

SECTION 4.6.    CHANGE OF NUMBER OF ISSUED SHARES OF BENEFICIAL INTEREST.

(a) The Trustees are hereby empowered, from time to time and without action of the Beneficiaries, to change the then issued shares of beneficial interest ("Old Shares") into a lesser number (a "Reverse Split") of shares of beneficial interest ("New Shares"). In connection therewith, in lieu of a fractional New Share, each holder of an Old Share who otherwise would be entitled to receive a fractional New Share will be entitled to receive cash in an amount equal to the market value of each Old Share that would have been converted into a fraction of a New Share but for this sentence, upon surrender of the certificate for such Old Share. For this purpose, the market value of each Old Share shall be the unweighted average of the closing price of a common share of beneficial interest for each of the ten business days ending on the date immediately preceding the date on which the Reverse Split becomes effective. The Trustees are hereby empowered to adopt rules and regulations concerning the surrender of certificates with respect to Old Shares, issuance of certificates with respect to the New Shares and payment for fractional shares resulting from any Reverse Split that the Trustees may, from time to time, authorize.



First Union 3-01 Exh (3)(a)             11

(b) The Trustees are hereby empowered, from time to time and without action of the Beneficiaries, to change the Old Shares into a greater number (a "Forward Split") of shares of beneficial interest ("Forward New Shares"). In connection therewith, the Trustees are hereby empowered to adopt rules and regulations concerning the surrender of certificates with respect to Old Shares, issuance of certificates with respect to the Forward New Shares and payment for fractional shares resulting from any Forward Split that the Trustees may, from time to time, authorize.

(c) In connection with the implementation of a specific Reverse Split or Forward Split, the Trustees may, but shall not be required to, change the par value per Share.

ARTICLE V
RECORD AND TRANSFER OF SHARES

SECTION 5.1.    REGISTER OF SHARES - RECORD OWNERS.

A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Beneficiaries and the number of shares held by them respectively and the numbers of the certificates representing the same and a record of all transfers thereof. Only Beneficiaries whose certificates are so recorded shall be entitled to vote or to receive dividends or otherwise to exercise or enjoy the rights of Beneficiaries. No Beneficiary shall be entitled to receive payment of any dividend, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The persons in whose names the shares are registered pursuant to this Section 5.1 shall be deemed the absolute owners thereof, and, until a transfer is effected on the books of the Trust, the Trustees shall not be affected by any notice, actual or constructive, of any transfer and the Trustees may treat the persons in whose names shares stand of record as the absolute owners thereof for all purposes.

SECTION 5.2.    TRANSFER AGENTS AND REGISTRARS.

The Trustees shall have power to employ in any city a transfer agent or transfer agents, and if they so determine a registrar or registrars. The transfer agent or transfer agents may keep the register of the Trust and record therein the original issues and transfers, if any, of the said shares and countersign certificates of shares issued to the persons entitled to the same.

SECTION 5.3.    DEPOSIT OF CERTIFICATES WITH TRANSFER AGENTS.

Signed certificates for shares in blank may be deposited with any transfer agent of this Trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.



First Union 3-01 Exh (3)(a)             12

SECTION 5.4.    TRANSFER ON RECORDS OF TRUST.

Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent hereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of this Trust of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue thereof shall be issued to the transferor. But until such record is made, the Beneficiary of record shall be deemed to be the holder of such shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer.

SECTION 5.5.    TRANSFER BY OPERATION OF LAW.

Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any Beneficiary, or otherwise by operation of law, shall be recorded as the holder of the said shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of this Trust. But until such record is made, the Beneficiary of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy, or insolvency.

SECTION 5.6.    JOINT OWNERS OF SHARES.

The Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any share; provided, however, that any person recorded as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.




First Union 3-01 Exh (3)(a)             13

SECTION 5.7.    DUTY OF TRUSTEES IN SHARE TRANSFERS.

The Trustees shall not, nor shall the Beneficiaries, or any officer, transfer agent or other agent of this Trust or of the Trustees, be bound to see the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the shares in the Trust or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest therein by any Beneficiary or his personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any person as having any interest therein except for the person recorded as such Beneficiary. The receipt of the person in whose name any share is recorded, or, if such share is recorded in the name of more than one person, the receipt of any such persons shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property payable, issuable, or deliverable in respect of such shares and from all liability to see to the application thereof.

SECTION 5.8.    LOST CERTIFICATES.

In case of the loss, mutilation or destruction of any certificate for shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.

SECTION 5.9.    REGULATIONS ON TRANSFER.

The Trustees may from time to time adopt such regulations as they see fit relating to issue, transfer, recording and registry of shares and the effects thereof, the issuance or prohibition of fractional shares, the use of scrip in place of fractional shares and the Trustees, by provision in the By-Laws may restrict or regulate issuance or transfer of shares in such manner as they, with advice of counsel, shall deem advisable to prevent disqualification of the Trust for taxation as a real estate investment trust under the Internal Revenue Code and the regulations (proposed or in effect) thereunder; provided that the Trustees shall not amend or waive Article VI, Section 6 of the By-Laws of the Trust unless either (i) action is taken to so amend or waive by at least 70% of the Trustees then in office or (ii) action is taken by a majority but less then 70% of such Trustees and such action is approved by the holders of at least 70% of the outstanding shares.

ARTICLE VI
CHARACTERISTICS OF SHARES

SECTION 6.1.    TRUSTEES IN COMPLETE CONTROL.

The ownership of the Trust property of every description and the right to conduct the affairs of the Trust are vested exclusively in the Trustees, and the Beneficiaries shall have no legal title to the Trust property, their interest being equitable only and limited to the beneficial interest conferred by their shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights, or interests of the Trust.



First Union 3-01 Exh (3)(a)             14

SECTION 6.2.    TRUST NOT AFFECTED BY DEATH OF BENEFICIARY.

The death of a Beneficiary during the continuance of this Trust shall not terminate the Trust nor give his or her legal representative a right to an accounting or to take any action in the courts or otherwise against other Beneficiaries or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased Beneficiary to demand and receive a new certificate representing shares of beneficial interest in the Trust in place of the certificate held by the deceased Beneficiary, and upon the acceptance of which such legal representatives shall succeed to all the rights of the deceased Beneficiary under the Trust.

SECTION 6.3.    SHARES HELD BY TRUST.

Shares issued hereunder and purchased or otherwise acquired by the Trustees for the account of the Trust shall be canceled.

ARTICLE VII
MEETINGS OF BENEFICIARIES

SECTION 7.1.    ANNUAL AND SPECIAL MEETINGS CALL.

Annual meetings of the Beneficiaries shall be held at 2:00 P.M. Eastern Standard Time on the second Tuesday of the fourth month following the end of each fiscal year at such place as the Trustees may from time to time decide. Special meetings of the Beneficiaries may be called at any time and place when ordered by a majority of the Trustees, or upon the written request of the holders of one-quarter of the outstanding shares, specifying the purpose or purposes for which such meeting is called. If for any reason the annual meeting of the Beneficiaries as herein provided for shall be omitted, a special meeting of the Beneficiaries may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

SECTION 7.2.    NOTICE OF MEETINGS.

Notice of all annual and special meetings of the Beneficiaries shall be given by a Trustee or other officer by mail to each Beneficiary at his address as recorded in the register of the Trust, mailed at least ten days before the meeting. No business shall be transacted at any special meeting of Beneficiaries unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned without further notice. The holders of shares entitling them to exercise a majority of the voting power of the Trust present in person or by proxy shall constitute a quorum for any annual or special meeting of Beneficiaries.

SECTION 7.3.    BENEFICIARIES CANNOT BIND TRUSTEES.

Except as provided in Articles VIII, X, and XI, no action taken by the Beneficiaries at any meeting shall in any way bind the Trustees.




First Union 3-01 Exh (3)(a)             15

SECTION 7.4.    CLOSING TRANSFER BOOKS - RECORD DATE.

For the purpose of determining the Beneficiaries who are entitled to receive notice of, or to vote at, a meeting of Beneficiaries, or to receive payment of any dividend or distribution, or to receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, the Trustees may from time to time close the transfer books for such period not exceeding twenty days as the Trustees may determine; or, without closing the transfer books, the Trustees may fix a record date, which shall not be earlier than the date on which the record date is fixed and shall not be more than sixty days preceding the date of the meeting of the Beneficiaries or the date fixed for the payment of any dividend or distribution, or the date for the receipt or exercise of rights, as the case may be, as the record date for determination of the Beneficiaries who are entitled to such notice or to vote at such meeting or to receive payment of such dividend or distribution or to receive or exercise such rights, and any Beneficiary who was a Beneficiary at the time so fixed shall be entitled to such notice or to vote at such meeting or any adjournment thereof, or to receive such dividend or distribution or to receive or exercise such rights even though he has since that date disposed of his shares, and no Beneficiary becoming such after such date shall be entitled to such notice, vote, dividend, distribution or rights.

SECTION 7.5.    VOTING.

At any meeting of the Beneficiaries, any holder of shares entitled to vote thereat may vote in person or by proxy. Only Beneficiaries of record shall be entitled to vote. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, no vote shall be received in respect of such share. If any such holder of a share is a minor and subject to guardianship or is subject to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

SECTION 7.6.    REPORT AT ANNUAL MEETING.

At each annual meeting of the Beneficiaries the Trustees shall make a report upon the affairs of the Trust and upon its business and operations, together with a statement of its financial standing as shown by the books of account of the Trust.

SECTION 7.7.    INSPECTION OF RECORDS.

Beneficiaries shall have the right, at reasonable times during business hours and for proper purposes to inspect the records and books of account of the Trust and the records of the meetings of the Beneficiaries and Trustees.




First Union 3-01 Exh (3)(a)             16

ARTICLE VIII
TRUSTEES

SECTION 8.1.    NUMBER OF TRUSTEES.

The number of Trustees shall be not less than three nor more than fifteen, as from time to time determined at annual or special meetings of the Beneficiaries by affirmative vote of the holders of a majority of the shares represented and entitled to vote at such meetings. Trustees shall be divided into three classes, to be known as Class I, Class II and Class III. The classes shall be nearly equal in size as possible. In case of any increase or decrease in the number of Trustees, the additional or remaining Trustees, as the case may be, shall be distributed among several classes as nearly equally as possible. A decrease in the number of Trustees shall not shorten the term of any Trustee then in office.

A Trustee may be any individual (who is a citizen of the United States and not a minor) or a corporation. Whenever there shall be a vacancy, until such a vacancy is filled, the continuing or surviving Trustee or Trustees then in office shall have all the powers granted to the Trustees and discharge all the duties imposed upon the Trustees by this Declaration. A majority of the Trustees shall not be affiliated with an adviser of the Trust or any organization affiliated with an adviser of the Trust. The term "majority of the Trustees" whenever used herein shall include one Trustee if only one Trustee is at the time in office regardless of the fixed number of trusteeships.

SECTION 8.2.    ELECTION OF TRUSTEES; TERMS OF OFFICE

The term of office for each Trustee shall be three years and the members of one class of Trustees shall be elected annually to serve for such term; except that, initially or whenever necessary, a Trustee may be elected for a shorter term in order to provide for a proper rotation of Trustees. A Trustee shall hold office until the Annual Meeting of Shareholders coinciding with the termination of the term of the class of Trustees to which he was elected and until his successor shall be elected and qualified or until his earlier resignation, removal from office or death.

At any meeting of the Beneficiaries at which Trustees are to be elected, only persons nominated as candidates by Beneficiaries entitled to vote at such meeting shall be eligible for election as Trustees. The election as Trustee of a person who, at the time of his election, fails to meet the qualifications for Trustees specified in this Declaration of Trust shall, unless within thirty days thereafter such person meets such qualifications, be null and void and the vacancy in the number of Trustees so created may be filled by the Trustees as provided in Section 8.4 hereof.

At all elections of Trustees the candidates receiving the greatest number of votes shall be elected.

SECTION 8.3.    RESIGNATION AND REMOVAL.

Any Trustee may resign his trust in instrument in writing signed by him and delivered or mailed to the other Trustees at the principal office of the Trust, and such resignation shall take effect



First Union 3-01 Exh (3)(a)             17
immediately or at a later date according to the terms of the instrument. Any Trustee may be removed at any time by written instrument signed by all the other Trustees specifying the date when such removal shall become effective; provided, however, that such removal shall not be effective until approved by affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at a duly held meeting of the Beneficiaries call for the purpose.

Any Trustee may also be removed by affirmative vote for his removal cast by a majority of Trustees then in office if such Trustee does not meet the qualifications for Trustees specified in this Declaration of Trust for more than thirty (30) consecutive days during his term of office.

SECTION 8.4.    FILLING VACANCY.

In case a vacancy in the number of Trustees shall occur, the remaining Trustees, though less than a majority of the whole authorized number of Trustees, may, by a vote of a majority of their number, fill any vacancy in the Board of Trustees for the unexpired term of the Trustee whose office has become vacant. No appointment or election of a Trustee, other than reelection, shall become effective until the person so appointed or elected shall have signed this Declaration and an instrument bearing the acceptance of the person so appointed shall have been acknowledged by one or more of the existing Trustees and recorded in the manner provided in Section 11.5 hereof. Hereupon the Trust property shall vest in the new Trustee jointly with the continuing Trustee or Trustees without further act or conveyance.

SECTION 8.5.    TRUST CONTINUES.

The death, resignation, incompetency or removal of any one or more of the Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration or invalidate any action theretofore taken by the Trustees.

SECTION 8.6.    TRUSTEES' MEETINGS AND ACTION.

The Trustees may act with or without a meeting. Meetings of the Trustees shall be called and held as provided in the By-Laws. Notice of any meetings may be waived by any Trustee either before or after such meeting. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a vote passed at a meeting by a majority of the Trustees present, or expressed in writing signed by a majority of the Trustees without a meeting, shall constitute the action of the Trustees and have the same effect as if assented to by all. At any meeting a majority of the Trustees shall constitute a quorum. Any deed, mortgage, lease or other instrument or writing executed by any Trustee or officer of the Trust shall be valid and binding upon the Trustees and upon the Trust if such Trustee or officer acted under authority granted by the Trustees by a vote or writing passed or signed as above provided.

In the event that any Trustee or Trustees shall notify the other Trustees in writing that they do not wish to participate in the approval or disapproval of any particular matter presented to the



First Union 3-01 Exh (3)(a)             18

Trustees, a majority of the other Trustees shall have authority to act for the Trust with respect to such matter.

SECTION 8.7.    TRUSTEES' COMPENSATION.

The Trustees shall receive reasonable compensation for their services as Trustees and officers hereunder as fixed by the Trustees.

SECTION 8.8.    BY-LAWS OF TRUST.

The By-Laws shall be as set forth in Exhibit A attached to this Declaration. The Trustees may from time to time amend or repeal said By-Laws which may, among other things, provide for the conduct of their business, define the duties of the officers, agents, employees and representatives and provide for their appointment, number and qualification, fix the time, place and notice of meetings of the Trustees, provide for the form of certificates representing shares of beneficial interest and regulate or restrict issuance or transfer of shares as provided in Section 5.9 of this Declaration.

SECTION 8.9.    EXECUTIVE COMMITTEE.

The Trustees, acting unanimously, may appoint from among their own number an executive committee of two or more persons to whom they, acting unanimously, may delegate such of the powers herein given to the Trustees as they may deem expedient, except as herein otherwise provided.

SECTION 8.10.   TRUSTEE'S OTHER BUSINESS ACTIVITIES.

Each Trustee may, from time to time, for his own account engage in, or directly or indirectly be interested in, business activities of the types conducted or to be conducted by the Trust; provided however, that any person who owns, directly or indirectly, more than one percent 1% of the securities of, or acts as an officer, trustee, director, employee of or consultant for, or is otherwise affiliated with or controlled by, any real estate investment trust, or any other real estate company (a) that competes with the Trust for investments, (b) that is a major supplier of services to the Trust, or (c) in which the Trust has a significant financial interest, or any person who is an agent of, or is otherwise affiliated with or controlled by any such person, shall not be qualified to serve as a Trustee.

ARTICLE IX
DISTRIBUTIONS TO BENEFICIARIES

SECTION 9.1.    TRUSTEES MAY MAKE DISTRIBUTIONS.

The Trustees may from time to time distribute ratably among the Beneficiaries such proportion of the cash available from operations of the Trust, net profits, surplus (including paid-in surplus)



First Union 3-01 Exh (3)(a)             19
or capital or assets of the Trust as they may deem proper, and such distribution may be made in cash or in property (including any type of obligation of the Trust or any assets thereof); and the Trustees may distribute ratably among the Beneficiaries additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper. In making such distributions the Trustees shall be guided by the requirements for qualification of the Trust as a "real estate investment trust" under provisions of the Internal Revenue Code, as now enacted or as may hereafter be amended from time to time, but nevertheless the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees, as shall also the determination of what constitutes cash available from operations of the Trust, net profits or surplus. Such distributions may be among the Beneficiaries of record at the time of declaring a distribution or among the Beneficiaries of record at such other date (not more than thirty days prior to payment of such distribution) as the Trustees shall determine.

SECTION 9.2.    RETAINED AMOUNTS.

The Trustees may always retain from the net profits or cash receipts such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

SECTION 9.3.    INFORMATION TO BENEFICIARIES.

The Trust shall furnish to the Beneficiaries from time to time such statements, certificates or other information as is then required by the law, or regulation thereunder, applicable to a "real estate investment trust" qualifying as such under the Internal Revenue Code.

ARTICLE X
AMENDMENT OF TRUST

SECTION 10.1.   AMENDMENT.

At any time when no shares in the Trust are outstanding, the Trustees may amend any provisions of this Declaration. A certificate signed by a majority of the Trustees, setting forth such amendment and reciting that it was duly adopted by the Trustees, or a copy of the Declaration as amended executed by a majority of the Trustees, shall be recorded as provided in Section 11.5 hereof and lodged among the records of the Trust and shall be conclusive evidence of such amendment.

At any time when shares in the Trust are outstanding, the Trustees may amend the Declaration in any particular, except with respect to the liability of beneficiaries, with the approval of the owners of a majority of all the shares in the Trust, in writing or by vote at a meeting of the Beneficiaries, provided that the notice of the meeting shall have set forth the nature of the proposed amendment. A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and approved as aforesaid, or a



First Union 3-01 Exh (3)(a)             20
copy of the Declaration as amended executed by a majority of the Trustees, shall be recorded as provided in Section 11.5 hereof and lodged among the records of the Trust and shall be conclusive evidence of such amendment.

Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by Law), the approval of the owners of at least 70% of the outstanding shares of the Trust shall be required to amend or repeal Sections 5.9, 8.1, 8.2, 8.4, 11.19, 12.2 and this Section 10.1 of this
Declaration unless at least 70% of the Trustees have voted to amend or repeal such sections, in which event the approval of the owners of only a majority of the outstanding shares shall be required.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1.   FAILURE TO QUALIFY AS REAL ESTATE INVESTMENT TRUST.

The failure of the Trust to qualify as a "real estate investment trust" under the Internal Revenue Code shall not render the Trustees liable to the Beneficiaries or to any other person or in any manner operate to annul the Trust.

SECTION 11.2.   LAWS OF OHIO GOVERN.

This instrument is executed by the Trustees and delivered in the State of Ohio and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said State. The Trust will not, in dealing with any Trustee, investment adviser, officer or employee of the Trust enter into any transactions contrary to the obligations imposed upon trustees by courts of equity of the State of Ohio.

SECTION 11.3.   COUNTERPARTS.

This Declaration may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.



First Union 3-01 Exh (3)(a)             21

SECTION 11.4.   CERTIFICATIONS.

Any certificate signed by a person (who according to the records of the Trust appears to be a Trustee hereunder) concerning the number or identity of Trustees or Beneficiaries, showing that the execution of any instrument or writing has been duly authorized, showing the form of any vote passed at a meeting of Trustees or Beneficiaries, the fact that the number of Trustees or Beneficiaries present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust, the form of any by-laws adopted by or the identity of any officer appointed by the Trustees or the existence or non-existence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees, or any one or more of them, and the successors of such person.

SECTION 11.5.   RECORDING.

This Declaration of Trust, any amendment thereof, evidence of any change of Trustees and of the By-Laws and amendments thereto, and evidence of effectiveness of Section 11.10 shall, and any other matters relating to the Trust or its officers, Trustees or powers may be recorded with the Trust's Transfer Agent or such other bank or trust company as the Trustees shall from time to time designate. Anyone dealing with the Trust may rely conclusively upon such recording and instruments so recorded, and on any certificate of the kind described in Section 11.4 hereof which is signed by a person who according to such recording appears to be a Trustee hereunder.

SECTION 11.6.   ANNUAL FINANCIAL STATEMENTS.

The Trustees shall cause to be prepared for each fiscal year of the Trust an annual report consisting of a detailed statement of the activities of the Trust during each such fiscal year and a balance sheet and a statement of income and surplus of the Trust, which financial statement shall contain an opinion thereon of an independent certified accountant or independent public accountant based on an examination of the records and books of account of the Trust made in accordance with generally accepted auditing procedures. A copy of such annual report shall be delivered to each Beneficiary hereunder within ninety days after the close of the period covered by the report and prior to the annual meeting of Beneficiaries for the next fiscal year following the close of such period. A manually signed copy of the report shall also be filed with the Trustees. In addition, the Trustees shall cause to be prepared and delivered to Beneficiaries hereunder interim financial reports, at least quarterly containing a current balance sheet which may be unaudited.



First Union 3-01 Exh (3)(a)             22

SECTION 11.7.   INFORMATION ON SHARE OWNERSHIP.

Every Beneficiary shall be obligated to furnish to the Trustees upon demand a written statement disclosing the actual and constructive (as the terms "actual" and "constructive" are defined for purposes of the "real estate investment trust" provisions in the Internal Revenue Code and the regulations proposed or in effect thereunder) ownership of the shares registered in the name of such Beneficiary. A list of the Beneficiaries failing or refusing to comply in whole or in part with a demand of the Trustees for such written statement shall be maintained by the Trustees as part of the records of the Trust. The Trustees may establish such requirements as to furnishing of information as to actual or constructive ownership of shares as they may from time to time deem advisable and may, under provision in the By-Laws, condition the issuance of certificates and registration of ownership of shares in the name of any person upon the furnishing of such information and on such information showing that issuance of the certificate and registration of such person as a Beneficiary will not, in the opinion of counsel for the Trust, result in the Trust becoming disqualified for taxation as a real estate investment trust under the Internal Revenue Code.

SECTION 11.8.   FISCAL YEAR.

The Trustees may establish a fiscal year and from time to time alter or change the same.

SECTION 11.9.   NOTICES.

Notices delivered or sent by mail to any Beneficiary at his last address of record as shown by the register of the Trust shall be deemed properly delivered and be binding upon all parties.

SECTION 11.10.  CONTINGENT POWERS OF BENEFICIARIES.

If, in the opinion of counsel for the Trust delivered to the Trustees, this Declaration may contain the following provision without causing the Beneficiaries to be personally liable for the obligations of the Trust and without impairing the right of the Trust to continue to do business or own property under the applicable laws in the states in which it is at the time doing business, and without preventing the Trust from qualifying as a "real estate investment trust" under the Internal Revenue Code as amended and the Regulations thereunder, then such provision shall be deemed to be included in this Declaration and to be controlling over any inconsistent provision. Upon the delivery of any such opinion of counsel, the Trustees shall cause an instrument in writing, setting forth such delivery and the effectiveness of this Section
11.10 to be acknowledged by one or more of the Trustees and recorded as provided in Section 11.5 hereof.

This Declaration may be amended or altered, except as to the exemption from personal liability of Trustees and Beneficiaries and the prohibition of assessments upon Beneficiaries, at any meeting of the Beneficiaries called for the purpose by the affirmative vote of the holders of not less than three-fourths of the shares entitled to vote at the meeting.




First Union 3-01 Exh (3)(a)             23

Prior to each annual meeting of the Beneficiaries the Trustees shall request the opinion of counsel for the Trust whether, under the applicable laws in the states in which the Trust is then doing business or owns property, this Declaration of Trust may contain the foregoing provision without causing the Beneficiaries to be personally liable for the obligations of the Trust, without impairing the right of the Trust to continue to do business under the laws of such states, and without preventing the Trust from qualifying as a "real estate investment trust" under the Internal Revenue Code as amended and the Regulations thereunder.

SECTION 11.11.  INVESTMENT POLICY.

The initial investment of the Trust shall consist of the Union Commerce Building which shall be subject to a net lease to The Union Commerce Bank on the terms described in Registration Statement File Number 2-18814, as from time to time amended, and exhibits thereto filed with the Securities and Exchange Commission. The Trustees in office are authorized in their sole discretion to determine the final terms of purchase of said property and lease of the same and to effect such purchase and lease for the Trust.

After the initial investment, the Trustees shall be guided by the following investment policy:

Investments by the Trust shall be directed primarily to the acquisition and holding of income-producing real estate used for industrial, commercial, or multiple family residential purposes.

Special emphasis is to be given to favorably located properties which may be subjected to a net lease to a single tenant which has sufficient resources to give substantial security to its rental commitments under such net lease and which would itself occupy the premises or would sublet rental space. Investments by the Trust may also include properties which offer opportunities for a higher, but less secure, return. In general, the Trust will not invest in unimproved real property or in leaseholds on which permanent buildings have not been completed and will confine its investments in industrial property to those which can be leased on a long term basis to a financially responsible single tenant.

The Trust will purchase properties for long term investment and will not engage in short term sales and purchases unless the nature of particular properties indicates special reasons for believing that the proceeds of their sale might better be invested in other properties.

The Trust may engage in mortgage financing of its acquisitions where the same appears feasible and advantageous, and may pledge the individual properties so acquired or its other properties under such mortgages. However, the Trust will not borrow maximum percentages of purchase prices or take any other steps which would give the Trust securities a high leverage.

The Trust will generally use, as a charge against its income, straight line depreciation based on its best estimate of the useful life of each property. If in particular cases the use of accelerated depreciation appears advisable, the Trust may use that method in particular cases. The Trust policy regarding depreciation and sales of property may in the future be affected by changes in


First Union 3-01 Exh (3)(a)             24
the laws and regulations of the United States and its political subdivisions, particularly those relating to federal income taxes, and such policy may be adjusted in the light of any such changes.

The Trust will not engage in underwriting securities of other issuers, will not invest substantially in securities of other issuers for the purpose of exercising control or in securities of or interests in persons primarily engaged in real estate activities, will not make loans to other persons, and will not invest in real estate mortgages; provided, however, that this paragraph shall not apply to or prevent investment in shares (or transferable certificates of beneficial interest) in other real estate investment trusts which meet the requirements of Part II of Subchapter M of Chapter I of Subtitle A of the Internal Revenue Code, or other securities the holdings of which would not disqualify the Trust as a real estate investment trust under said Part II.

The Trust may from time to time borrow money on a short term basis in addition to long term mortgage financing. Ordinarily the Trust will acquire investments for cash with or without mortgage financing. If it seems advisable, however, future acquisitions may be financed in whole or in part, by the issuance of shares or senior securities which may or may not be convertible and may or may not be accompanied by share purchase warrants. The Trust may also pay for investments by exchanging properties.

United States Government obligations, Ohio bank accounts, and state or municipal obligations may be held as a means of providing liquid assets for contingencies and future investment, but any such investment will be on a temporary basis, will not be in amounts which would in the opinion of counsel for the Trust disqualify the Trust for treatment as a "real estate investment trust" under the Internal Revenue Code and Regulations (proposed or in effect) thereunder, and will not be of a type which would in the opinion of counsel for the Trust prevent exemption of the shares from the Ohio Intangibles Tax.

There is to be no restriction on the portion of the Trust's assets which may be invested in any particular type of real estate or in any single property. Generally, investment in assets other than real estate will not at any time exceed 10% of the Trust's.

The Trust may make investments in any state of the United States and any other jurisdiction where, in the opinion of counsel for the Trust, the Trust may legally operate without affecting the limited liability of the shareholders except in respect to tort claims, contract claims where shareholder liability is not negated, claims for taxes and certain statutory liabilities.







First Union 3-01 Exh (3)(a)             25

SECTION 11.12.  NOTICES ON DISTRIBUTIONS.

All distributions to beneficiaries shall be accompanied by a written statement advising of the sources of funds or properties so distributed. In case there is any doubt as to such source the communication may so state, and, in such event, a further statement shall be mailed to Beneficiaries not later than sixty (60) days after the close of the fiscal year of the Trust in which the distribution was made. Such statements may be based on the figures shown by the books of account of the Trust.

SECTION 11.13.  TRANSACTIONS WITH INTERESTED PARTIES.

No Trustee, officer or adviser of the Trust, or any person affiliated with any such persons, shall sell any property or assets to the Trust or purchase any property or assets from the Trust, directly or indirectly, nor shall any such person receive any commission or any other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the shareholders of the Trust and that relate to: (a) the acquisition by the Trust of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; (b) the acquisitions of other mortgages on terms no less favorable than similar transactions involving unaffiliated parties; or (c) the acquisition by the Trust of other property at prices not exceeding the fair value thereof as determined by independent appraisal. All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the Trustees, including a majority of the independent Trustees. If the Trust has an adviser, all commissions or remuneration received by any such persons in connection with any such transactions shall be deducted from the advisory fee.

SECTION 11.14.  ADVISERS.

Subject to the provisions of this Declaration, the Trustees may employ any person, firm or corporation as adviser. Any advisory contract shall be for a period not longer than one year. Any such advisory contract shall provide that it may be terminated at any time, without penalty, by the Trustees or by the holders of majority of the outstanding shares of beneficial interest upon not less than 60 days' written notice to the adviser.





First Union 3-01 Exh (3)(a)             26

SECTION 11.15.  LIMITATION ON EXPENSES.

The aggregate annual expenses of every character paid or incurred by the Trust, excluding interest, taxes, expenses in connection with the issuance of securities, shareholder relations, acquisition, operation, maintenance, protection and disposition of Trust properties, but including advisory fees and mortgage servicing fees and all other expenses, shall not exceed the greater of:
(a) 1-1/2% of the average net assets at cost before deducting depreciation reserves, less total liabilities, calculated at least quarterly on a basis consistently applied; or (b) 25% of the net income of the Trust, excluding provision for depreciation and realized capital gains and losses and extraordinary items, and before deducting advisory and servicing fees and expenses, calculated at least quarterly on a basis consistently applied; but in no event shall aggregate annual expenses exceed 1-1/2% of the total invested assets of the Trust. If the Trust has an adviser, the adviser shall reimburse the Trust for the amount by which aggregate annual expenses paid or incurred by the Trust as defined herein exceed the amounts herein provided.

SECTION 11.16.  APPRAISALS.

The consideration paid for real property acquired by the Trust after its initial investment in the Union Commerce Building shall be based upon the value of the property to the Trust as determined by the Trustees on the basis of a real estate appraisal prepared by a qualified, disinterested, independent appraiser.

SECTION 11.17.  PROHIBITED INVESTMENTS.

The Trust shall not invest in (a) mortgages, land contracts, unimproved real property which in the aggregate exceed 5% of its gross assets, as shown on its books at the time of such investment (b) real property subject to a mortgage other than an insurance company, bank or institutional lender and then only if, on the basis of independent appraisal, the unpaid balance of such mortgage does not exceed 2/3 of the fair market value, (c) securities in any company holding investments or engaging in activities prohibited by this Declaration for this Trust, or (d) commodities.

SECTION 11.18.  PROHIBITED ACTIVITIES.

The Trust shall not do any of the following: (a) engage in any short sale, borrow unsecured more than 8% of its net worth or encumber any of its real property for more than 2/3 of the fair market value of such property as shown by independent appraisal, (b) engage in trading activities, (c) issue more than one class of securities or securities redeemable at the option of the holder, except that the Trust may issue securities evidencing borrowing secured by real estate not in excess of 2/3 of the value of such security as determined by independent appraisal, (d) engage in distribution of securities issued by others, or
(e)issue warrants, options, or similar evidence of a right to buy Trust securities other than to all shareholders ratably.





First Union 3-01 Exh (3)(a)             27

SECTION 11.19.  QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST.

No Trustee and no Beneficiary shall take any action which would cause the Trust to abandon its purpose of providing an investment vehicle for numerous shareholders with small holdings or which would, in the opinion of counsel for the Trust, furnished prior to such action, prevent the Trust from qualifying or continuing to qualify as a "real estate investment trust" under the Internal Revenue Code and the Regulations (proposed or in effect) thereunder unless at least a majority of the Trustees then in office have approved such action. No Beneficiary shall have any power to control the Trustees or the affairs of this Trust, or to exercise any voting or approval powers, if such powers would at the time in the opinion of counsel for the Trust (a) prevent the Beneficiaries from being free from personal liability for the obligations of the Trust under any applicable law, or (b) cause the Trust to be an illegal or invalid organization under the law of any jurisdiction in which it owns property or does business.

SECTION 11.20.  PURPOSE OF ARTICLE AND SECTION HEADINGS.

The Article and Section headings inserted in this Declaration are for convenience of reference and are not to be taken or affect the meaning, construction, or effect of any provision hereof.

SECTION 11.21.  CONTROLLING EFFECT OF ARTICLE XI.

The provisions of this Article XI shall be controlling in all respects over any other provisions of this Declaration.

SECTION 11.22. TRUSTEES' POWER TO INCUR INDEBTEDNESS AND OTHER OBLIGATIONS - LIMITATIONS THEREON.

Notwithstanding anything to the contrary in this Declaration of Trust, the Trustees may issue, assume, incur or secure Indebtedness or shares or other securities of any class or classes which may or may not have preferences or restrictions not applicable to "Shares of Beneficial Interest, $1 Par Value" subject only to the limitations of clause (b) of this Section 11.22. The terms of Indebtedness and shares or other securities shall be determined by the Trustees at or before incurring or issuing the same and may include any terms deemed advisable by the Trustees including, but not limited to, dividend or interest rates, dividend restrictions and priorities, conversion rights and prices, voting rights, redemption rights and prices, maturity dates, provisions for acceleration of maturity, rights on liquidation, subordination provisions, sinking fund provisions, remedies on default and other provisions. The obligations of the Trust under Indebtedness or shares or other securities may be secured in any manner determined by the Trustees. All or part of the properties of the Trust may be subjected to, or may be acquired subject to, mortgage or pledge to secure Indebtedness (within the limitations on the same provided in this Section 11.22) without regard to the extent of the encumbrance in relation to the value of the individual properties.



First Union 3-01 Exh (3)(a)             28

The Trustees shall not without the same shareholder approval that would be required for amendment of this Declaration of Trust, issue, assume or incur
Indebtedness:

(a) if, immediately after issuing, assuming or incurring the same, the outstanding Indebtedness would exceed 83-1/3% of the value of the assets of the Trust, which shall be conclusively deemed to be that determined by the Trustees except that in connection with any issue of bonds or debentures representing a debt of more than 10% of the book value of the assets of the Trust before deducting depreciation, the value of the land and buildings of the Trust shall be as determined by an independent appraiser chosen by the Trustees

(b) unless the existing cash flow of the Trust, or the reasonably projected future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the Indebtedness.

As used in this Section 11.22, "Indebtedness" means all liabilities which would be included as liabilities in accordance with generally accepted accounting principles in effect at February 12, 1974, but not including items constituting "Shareholders' Equity and reserve.

Compliance with the 83-1/3% limitation in this Section 11.22 may be determined at any time by a national accounting firm designated by the Trustees and such determination shall be conclusive. In making such determination the accounting firm may rely upon certificates of the Chairman or Secretary of the Trust or appraisers or other experts as to factual matters or as to the determination of fair value of the assets of the Trust by the Trustees and, as to legal matters, said accounting firm may rely upon the opinion of counsel for the Trust.

SECTION 11.23. TRUSTEES' POWER TO INVEST IN NEW BUILDINGS AND PARTNERSHIPS, JOINT VENTURES AND UNIMPROVED LAND FOR NEW BUILDINGS.

Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustees shall have power to acquire an interest or interests in improved or unimproved real estate or leaseholds or in partnerships, joint ventures, corporations or other associations owning improved or unimproved real estate or leaseholds and having as their principal purpose the development of real estate into income producing property; provided however, that, (a) the Trustees shall not have power to make such investment in such unimproved property or in such partnership, joint venture, corporation, or other association owning unimproved property, unless such unimproved property is acquired or held for purposes of development into income producing property within a reasonable period of time or is acquired or held incidental to income producing property and (b) the Trustees shall have no power to make such investment in a partnership, joint venture or similar association unless the Trust shall have received an opinion of counsel to the effect that the Trust will not be liable for the obligations or liabilities of the partnership, joint venture or similar association and that the investment will not result in disqualification of the Trust as a real estate investment trust under the Internal Revenue Code.

In connection with the incurring of indebtedness or issue of securities, and notwithstanding provisions of Section 10.1, the Trustees, without shareholder approval, may impose any


First Union 3-01 Exh (3)(a)             29
restrictions which they deem advisable on the powers granted by Section 11.23 and may make such restrictions part of the Declaration of Trust.

SECTION 11.24. TRUSTEES' POWER TO INVEST IN REAL ESTATE MORTGAGES AND IN CERTAIN EVIDENCES OF INDEBTEDNESS.

Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustees shall have the power (a) to invest in real estate mortgages without limitation as to amount and (b) in addition to those temporary investments authorized by the ninth paragraph of Section 11.11 hereof to invest in or acquire and hold evidences of indebtedness having a period remaining to maturity, at the time of investment or acquisition, of not more than two (2) years. Investment in or acquisition of evidences of indebtedness is authorized hereunder only in the amounts which would not in the opinion of counsel of the Trust disqualify the Trust for treatment as a "real estate investment trust" under the Internal Revenue Code and Regulations (proposed or in effect) thereunder. The Trustees are hereby empowered, whether by amendment to this Section by action of the Trustees or otherwise, to place limitations on the authorizations set forth in the first sentence hereof if in their judgment such limitations are necessary or desirable in connection with the incurring of indebtedness or issuance of securities by the Trust, or in connection with qualification by the Trust to do business in any state. To the extent that this provision is inconsistent with the other terms of this Declaration of Trust, including without limitation Sections 11.11 (Investment Policy) and 11.17 (Prohibited Investments), and Article X (Amendment of Trust), this provision shall prevail.

SECTION 11.25.  OPTIONS RESPECTING TRUST SECURITIES.

Notwithstanding anything to the contrary contained in this Declaration of Trust, including without limitation the provisions of subsection 11.18(e) hereof, the Trust may from time to time grant options, warrants or other rights to purchase securities of the Trust. The Trustees are hereby empowered, whether by amendment to this Section by action of the Trustees or otherwise, to place limitations on the authorizations set forth in the first sentence hereof if in their judgment such limitations are necessary or desirable in connection with the incurring of indebtedness or issuance of securities by the Trust, or in connection with qualification by the Trust to do business in any state. To the extent that this provision is inconsistent with the other terms of this Declaration of Trust, including without limitation Article X (Amendment of Trust), this provision shall prevail.

SECTION 11.26.  AUTHORITY OF TRUSTEES TO AUTHORIZE ADDITIONAL RESTRICTIONS.

The Trustees are hereby empowered, by amendment to this Declaration of Trust without shareholder action, or by agreement or otherwise, to place limitations on the authority of the Trustees if in their judgment such limitations are necessary or desirable in connection with the incurring of indebtedness or issuance of securities by the Trust or in connection with the Trust's entering into any contract or agreement or doing business in any state.




First Union 3-01 Exh (3)(a)             30

SECTION 11.27. AUTHORITY OF TRUSTEES TO AUTHORIZE CERTAIN INVESTMENT, FINANCING AND OTHER ACTIVITIES.

Notwithstanding anything to the contrary in this Declaration of Trust, the Trustees are hereby empowered to authorize the following activities in connection with the investment or financing of the assets of the Trust: making loans to other persons, notwithstanding the provisions of Section 11.11; making investments in real estate mortgages regardless of maturity, notwithstanding the provisions of Sections 11.11 and 11.24; investing in excess of 10% of its assets in assets other than real estate, notwithstanding the provisions of Section 11.11; purchasing assets without the necessity of obtaining a real estate appraisal prepared by a qualified, disinterested, independent appraiser, notwithstanding the provisions of Section 11.16; investing in mortgages, land contracts or unimproved property which in the aggregate exceed 5% of its assets, notwithstanding the provisions of Section 11.17; investing in real property subject to a mortgage even if the unpaid balance of such mortgage exceeds two-thirds of the fair market value of the real property, notwithstanding the provisions of Section 11.17; effectuating short sales of securities, notwithstanding the provisions of Section 11.18; borrowing unsecured more than 8% of its net worth or encumbering any of its real property for more than two-thirds of the fair market value of such property, notwithstanding the provisions of Section 11.18; issuing securities evidencing borrowings secured by real estate in excess of two-thirds of the value of such security, notwithstanding the provisions of Section 11.18; and making investments in unimproved property or in a partnership, joint venture, corporation or other association owning unimproved property without receiving an opinion of counsel with respect thereto to the effect that the Trust will not be liable for the obligations or liabilities of the partnership, joint venture or association and the investment will not result in disqualification of the Trust as a real estate investment trust under the Internal Revenue Code, notwithstanding the provisions of Section 11.23.

ARTICLE XII
DURATION OF THE TRUST

SECTION 12.1.   TERM OF TRUST.

This Trust shall continue without limitation of time, except that (a) the Trust is subject to termination pursuant to Sections 2.8 or 12.2 or, when applicable,
Section 11.10, and (b)in the event that Ohio Revised Code, Section 2131.08, or any other statute or rule of law shall provide that the Trust may not continue perpetually, then the Trust shall continue for the longest period of time permitted by law, unless sooner terminated as herein provided, and to the extent that measuring lives in being are required to determine the term of the Trust, such measuring lives in being shall be the following persons living at the time of the execution of this Declaration, and the Trust shall in such event continue until the death of the last survivor of them plus such maximum additional period of years as is permitted by law, unless sooner terminated as herein provided:
Robert F. Black, James D. Ireland, Gilbert H. Scribner, Stuart F. Silloway, Russell J. Olderman and the following:



First Union 3-01 Exh (3)(a)             31

Karen Fredonia Black                    Sharron Pendleton Black                 Elizabeth Harrison Black
Robert Fager Black III                  Michael Frazer Black                    Elizabeth Frazer Vehring
Pamela Harrow Vehring                   Alexander Todd Vehring                  Tracy Leseure Yeomans
Patricia Yeomans                        Richard Black Yeomans                   Jeanne Carol Olderman
Helen Eaton Scribner                    Nancy Van Dyke Scribner II              Wm. Van Dyke Scribner II
William Gilbert Smith                   Edith Goodrich Kirk                     Nancy V. D. Kirk
William Douglass Kirk, Jr.              Donald Scribner Kirk                    Robert D. Judson, Jr.
Gilbert Hilton Judson                   Douglas Stahl Judson                    Duncan Scribner Judson
Frank Van Dyke Judson                   Hunter Romeyn Judson                    Carol Yeomans
Jill Francis Olderman                   Virgina Kraft Olderman

SECTION 12.2.   MERGER; SALE OF TRUST PROPERTY.

No merger of the Trust into another entity or no consolidation or combination of the Trust with one or more other entities shall be made without the consent of the holders of at least (i) a majority of the outstanding shares if at least 70% of the Trustees have approved such action or (ii) 70% of the outstanding shares if at least a majority but less than 70% of the Trustees have approved such action, in either case given at a meeting of the shareholders held for that purpose; provided that no vote of Trust shareholders shall be required with respect to any merger intended merely to change the Trust from a trust entity to a corporation and provided further that no vote of Trust shareholders shall be required with respect to a merger of the Trust with another entity if the Trust would be the surviving entity and if, after the transaction, no shareholder would be in violation of any limitation on share ownership adopted pursuant to
Section 5.9. The Trustees shall have the power to sell, exchange transfer or otherwise dispose of any or all Trust property upon approval of at least a majority of the Trustees.

SECTION 12.3.   LIQUIDATION.

On disposal of the Trust property pursuant to Sections 2.8, 11.10 or 12.2, the Trustees shall make provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, and shall then distribute the remaining assets of the Trust ratably among the holders of the outstanding shares. Upon completion of the distribution of such remaining assets, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged. The powers of the Trustees shall continue until the affairs of the Trust shall have been wound up and all obligations discharged.


First Union 3-01 Exh (3)(a)             32

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of First Union Real Estate Equity and Mortgage Investments, have hereunto set their hands to this Amended and Restated Declaration of Trust this 10th day of April, 2001, and hereby certify that the Trustees amended and restated the Declaration of Trust with the approval of the owners of a majority of the shares of beneficial interest in the Trust on March 6, 2001, and that this Amended and Restated Declaration of Trust sets forth each and every provision of this Declaration as amended through March 6, 2001, and further certify that the Trustees named on the first page of this Declaration constitute all the present Trustees of the Trust.

          /s/ William A. Ackman                                /s/ William A. Scully
         --------------------------------------------         -----------------------------------
               William A. Ackman                                   William A. Scully

          /s/ Daniel J. Altobello                              /s/ Jeffrey P. Citrin
         --------------------------------------------         --------------------------------------------
               Daniel J. Altobello                                 Jeffrey P. Citrin

          /s/ Bruce R. Berkowitz                               /s/ Steven S. Snider
         --------------------------------------------         --------------------------------------------
                Bruce R. Berkowitz                                 Steven S. Snider

          /s/  Talton R. Embry
         --------------------------------------------
                Talton R. Embry

         Signed in the Presence of:

          /s/ F. Ronald O'Keefe
         ----------------------
         F. Ronald O'Keefe

STATE OF NEW YORK   )
                    ) SS:
COUNTY OF NEW YORK  )

BEFORE ME, David S. Klafter, the undersigned, personally appeared William A. Ackman, Daniel J. Altobello, Bruce R. Berkowitz, Jeffrey P. Citrin, Talton R. Embry, William A. Scully and Steven S. Snider, known to me to be persons whose names were subscribed to the within instrument and acknowledged that they executed the same for the purposes and the capacities therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at New York, New York this 10th day of April, 2001.



/s/ David S. Klafter
-----------------------------------------------------
NOTARY PUBLIC


First Union 3-01 Exh (3)(a)             33